UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2026

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2026, Oncotelic Therapeutics, Inc. (the “Company” or “Our”) entered into a Securities Purchase Agreement (the “2026 Mast Hill Purchase Agreement”), with Mast Hill Fund, LP (“Mast Hill”), and the Company issued a convertible promissory note in the aggregate gross principal amount of $398,333.33 (the “2026 Mast Hill Note”). The 2026 Mast Hill Note is convertible into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).

The 2026 Mast Hill Note has an original issue discount of 10%, carries an interest rate of 10% per annum and matures on the earlier of (a) the one-year anniversary of the date of the 2026 Mast Hill Purchase Agreement, or (b) the acceleration of the maturity of the 2026 Mast Hill Note by Mast Hill upon occurrence of an Event of Default (as defined below) or (c) on prepayment in full. The 2026 Mast Hill Note contains a voluntary conversion mechanism whereby Mast Hill may convert the outstanding principal and accrued interest under the terms of the 2026 Mast Hill Note into shares of Common Stock (the “Conversion Shares”), at a fixed price of $0.07 per share (the “Conversion Price”), subject to adjustments upon the occurrence of certain corporate events. The 2026 Mast Hill Note is secured against the assets of the Company, including all the assets owned by the Company’s direct or indirect subsidiaries, but other than and excluding the equity interests and the assets of the Company licensed or assigned within our joint venture agreement with Dragon Overseas Capital Limited, namely GMP Biotechnology and its subsidiaries. These assets include OT-101, CA4P, Oxi4503, AI and AI CDMO technologies and the nanoparticle platform. The Company also issued 1,422,613 warrants to purchase shares (the “Note Warrants”) of Common Stock of the Company at an exercise price of $0.15. Prepayment of the 2026 Mast Hill Note may be made at any time upon three trading days’ prior written notice to the respective holder, by payment of the then outstanding principal amount plus accrued and unpaid interest and reimbursement of such holder’s administrative fees. The 2026 Mast Hill Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, at the respective holder’s election, the outstanding principal amount of the 2026 Mast Hill Note, plus accrued but unpaid interest, will become immediately due and payable in cash. The 2026 Mast Hill Purchase Agreement require the Company to use the proceeds for general working capital, and not for (i) the repayment of any indebtedness owed to officers, directors or employees of the Company or their affiliates, (iii) any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with the Company’s currently existing operations), (iv) any loan, credit, or advance to any officers, directors, employees, or affiliates of the Company, or (v) in violation or contravention of any applicable law, rule or regulation. Further, on January 23, 2026, the Company entered into a Registration Rights Agreement with Mast Hill (the “Mast Hills Registration Rights Agreement - Note”), to register the shares of Common Stock issuable under and related to the 2026 Mast Hill Notes and the attached Note Warrants to purchase shares of the Company’s Common Stock.

The issuance of the 2026 Mast Hill Note and the Note Warrants are exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act. The shares of Common Stock issuable upon conversion of the 2026 Mast Hill Note and the Note Warrants have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The foregoing descriptions of the 2026 Mast Hill Purchase Agreement, the 2026 Mast Hill Note and Mast Hill Registration Rights Agreement are qualified in their entirety by reference to the full text of the form of such agreements, copies of which are attached as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, above.

Item 3.02	Unregistered Sale of Equity Securities.

See Item 1.01, above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

10.1	Securities Purchase Agreement	Filed herewith
10.2	Convertible Promissory Note	Filed herewith
10.3	Registration Rights Agreement - Note	Filed herewith
10.4	Warrant	Filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: January 29, 2026		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer

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